UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2005

CTI Group (Holdings) Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana		46204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-262-4582

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2005, stockholders of CTI Group (Holdings) Inc. (the "Company") approved CTI Group (Holdings) Inc. Stock Incentive Plan (the "Plan") at the 2005 Annual Meeting of Stockholders (see Exhibit 10.1 to this Current Report on Form 8-K). The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee").

The purpose of the Plan is to provide incentives to attract, retain, motivate and reward highly competent persons as non-employee directors, executive officers and other employees of, or consultants or advisors to, the Company or any of its subsidiaries by providing them with opportunities to acquire shares of the Company’s Class A common stock or to receive other awards under the Plan.

The following types of awards or any combination of them may be granted under the Plan: (i) stock options (both incentive Stock Options and nonqualified Stock Options); (ii) stock grants; and (iii) performance awards, as more fully described in the Plan. The awards will be evidenced by award agreements. Each award will be subject to such terms and conditions consistent with the Plan as determined by the Compensation Committee and as set forth in the award agreement.

The foregoing summary of the Plan is qualified in its entirety by reference to the Plan referenced above.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No. and Description

10.1 CTI Group (Holdings) Inc. Stock Incentive Plan (incoporated by reference to Appendix III to the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 23, 2005).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

December 14, 2005	By:	/s/Manfred Hanuschek

Name: Manfred Hanuschek
Title: Chief Financial Officer